Exhibit 23

Consent of Independent Registered Public Accounting Firm

Edison International
Rosemead, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Edison International, as listed below, of our report dated June 27, 2012, relating to the financial statements and supplemental schedule of the Edison 401(k) Savings Plan (the “Plan”) which appear in this Form 11-K for the year ended December 31, 2011.

Registration Form	File No.	Effective Date

Form S-8	333-162989	11/9/2009
Form S-8	333-129442	11/4/2005
Form S-8	333-115802	5/24/2004
Form S-8	333-101038	11/6/2002
Form S-8	333-74240	11/30/2001

/s/ BDO USA, LLP
Costa Mesa, California
June 27, 2012